EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Board of Directors
Ventures-National Inc.

We consent to the incorporation by reference of our Report of Independent Registered Public Accounting Firm dated December 2, 2003 on the consolidated balance sheet as of August 31, 2003, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended August 31, 2003 and 2002, included in this Form 10-KSB, into the Company's previously filed Registration Statements (File Nos. 333-112362, 333-117978, 333-110732, 333-107497, 333-102697, 333-104365, 333-99167).

STONEFIELD JOSEPHSON, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
December 13, 2004